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                                                                    Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-104093) and related Prospectus of Intuitive Surgical, Inc. for the registration of 20,438,802 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2003, with respect to the consolidated financial statements and schedule of Computer Motion, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP



Los Angeles, California
May 22, 2003